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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-25627 and 333-32879; and 333-48227) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62825; 33-62827; 33-62829; 33-62831; 33-62833; 33-62835; 33-62837;
33-62839; 33-62841; 33-62943; 33-63247; 33-63249; 33-63253; 33-63255; 333-03275;
333-03277; 333-19241), of Burlington Northern Santa Fe Corporation of our report dated February 6, 1998 appearing on page 21 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
    Price Waterhouse LLP




Chicago, Illinois
March 30, 1998